Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Adept Technology, Inc. on Form S-2 (No. 333-112360), Form S-3 (No. 333-181322, No. 333-187626) and Form S-8 (No. 333-39065, 333-92525, 333-112213, 333-130235, 333-50296, 333-71374, 333-122148, 333-122155, 333-138863, 333-03656, 333-147423, 333-155360, 333-162973, and 333-177952) of our reports dated August 25, 2014, with respect to the consolidated balance sheets of Adept Technology, Inc. as of June 30, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended June 30, 2014 and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of June 30, 2014, which reports appear in the June 30, 2014 annual report on Form 10-K of Adept Technology, Inc.

/s/ Armanino LLP
Armanino LLP
San Jose, California

August 25, 2014